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                                                                 EXHIBIT 10.31



                                 PROMISSORY NOTE


$1,000,000.00                                          Beverly Hills, California
                                                                 August 14, 1998


            FOR VALUE RECEIVED, the undersigned, Andrew J. Sobel (the "Borrower") promises to pay to Arden Realty, Inc., a Maryland Corporation, (the "Company"), or order, the principal amount of one million dollars ($1,000,000) with interest from the date hereof on the unpaid principal balance under this Note at the rate of six percent (6%) per annum (on the basis of a 365-day year and the actual number of days elapsed). The principal amount of this Note shall be due and payable on or before the earlier of six years from the date of this Note, or the date on which the indebtedness under this Note is accelerated as provided for under this Note or the Pledge Agreement (as defined below). All accrued and unpaid interest under this Note shall be due and payable concurrently with principal.

            All payments under this Note shall be made to the Company or its order, in lawful money of the United States of America at the offices of the Company at its then principal place of business or at such other place as the Company or any holder hereof shall designate for such purpose from time to time.

            Each payment under this Note shall be applied in the following order: (i) to the payment of costs and expenses provided for under this Note or the Pledge Agreement; (ii) to the payment of accrued and unpaid interest; and
(iii) to the payment of outstanding principal. The Company and each holder hereof shall have the continuing and exclusive right to apply or reverse and reapply any and all payments under this Note.


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            This note may be prepaid in whole or in part at any time, after five
(5) days written notice of Borrower's intention to make any such prepayment, which notice shall specify the date and amount of such prepayment. Any prepayment shall be without penalty except that interest shall be paid to the date of payment on the principal amount prepaid. After any partial prepayment hereunder, interest shall be computed on the principal balance due after deducting the principal portion of such prepayment. Any such partial prepayment shall be applied against the principal due at maturity and not against any amount forgiven pursuant to the next paragraph.

            Provided that Borrower is employed by the Company as of the following anniversary dates hereof, the outstanding principal amount of this Note set forth opposite such anniversary below shall be forgiven, and Borrower shall have no obligation to repay such principal amount under this Note as follows:

            ANNIVERSARY                       PRINCIPAL AMOUNT FORGIVEN
               Three                                 $100,000.00
               Four                                  $166,666.67
               Five                                  $200,000.00
               Six                                   $200,000.00

            Notwithstanding the forgiveness of principal set forth in the previous sentence, Borrower shall be obligated to pay all interest that accrued on such principal prior to the date it was forgiven.

            Provided that Borrower is employed by the Company at the time of a "change in control" (as hereinafter defined), the entire outstanding principal amount of this Note as of the date of such "change in control" as well as all interest on such principal that accrued prior to such "change in control," shall be forgiven, and Borrower shall have no obligation to repay such


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principal amount or accrued interest under this Note. For purposes of this Note, a "change in control" shall mean the occurrence of any of the following events:

            (a) the individuals constituting the Board of Directors of the Company (the "Board") as of the date of this Note (the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3rds) of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds (2/3rds) of the Incumbent Board, such new director shall be considered a member of the Incumbent Board;

            (b) an acquisition of any voting securities of the Company (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) ("Beneficial Ownership") of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; or

            (c)   approval by the stockholders of the Company of:

                  (i) a merger, consolidation, share exchange or reorganization involving the Company, unless

                        (A) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving


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Company") in substantially the same proportion as their ownership of the Voting
Securities immediately before such merger, consolidation, share exchange or reorganization; and

                        (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least two-thirds (2/3rds) of the members of the board of directors of the Surviving Company;

                  (ii)  a complete liquidation or dissolution of the Company; or

                  (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company

            (d) any Person is or becomes the Beneficial Owner of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities and (A) the identity of the Chief Executive Officer of the Company is changed during the period beginning sixty
(60) days before the attainment of the ten percent (10%) beneficial ownership and ending two (2) years thereafter, or (B) individuals constituting at least one-third (1/3) of the members of the Board at the beginning of such period shall leave the Board during the period beginning sixty (60) days before the attainment of the ten percent (10%) beneficial ownership and ending two (2) years thereafter.

            Upon the occurrence of a default under this Note or the Pledge Agreement, including, without limitation, failure to make any principal or interest payment by the stated maturity (whether by acceleration, notice of prepayment or otherwise) for such payment, interest shall thereafter accrue on the entire unpaid principal balance under this Note, including without


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Note pursuant to the terms hereof, at the rate set forth herein plus one percent
(1%) per annum (on the basis of a 365-day year and the actual number of days elapsed). In addition, upon the occurrence of a default under this Note or the Pledge Agreement the holder of this Note may, at its option, without notice to or demand upon Borrower or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note or the Pledge Agreement, whereupon the same shall be immediately due and payable. On each anniversary of the date of any default under this Note and while such default is continuing, all interest which has become payable and is then delinquent shall, without curing the default under this Note by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal, with interest on overdue interest to bear interest, in each case to the fullest extent permitted by applicable law, both before and after default, maturity, foreclosure, judgment and the filing of any petition in a bankruptcy proceeding. Notwithstanding anything in this Note to the contrary, in no event shall interest be charged under this Note which would violate any applicable law, and if the interest set forth in this Note would violate any law it shall be reduced to an amount which would not violate any law.

            This Note is secured under that certain Pledge Agreement, dated as of August 14, 1998, by and between Borrower and the Company (as amended from time to time, the "Pledge Agreement"). Reference is hereby made to the Pledge Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note. Nothing herein shall be deemed to limit the rights of the


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            Company under this Note or the Pledge Agreement, all of which rights and remedies are cumulative.

            No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of the Company or any holder of this Note, and then only to the extent specifically set forth therein.

            If any default occurs in any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay and expenses, including attorneys' fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the holder's rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by the holder's acceptance of any past due payments or by any indulgence granted by the holder to Borrower.

            Notwithstanding anything to the contrary herein, if Borrower's employment with the Company shall be terminated for any reason other than for death or "disability" (as hereinafter defined), the outstanding principal and accrued but unpaid interest under this Note shall become immediately due and payable; provided, however, that if the Borrower's employment with the Company is terminated by reason of his retirement (as determined in the sole discretion of the Company) and immediately prior to such termination the Borrower is an insider (as that term is interpreted in the application of the Company's Insider Trading Policy), the terms of this Note shall remain in full force and effect notwithstanding such termination. If Borrower's employment with the Company shall be terminated for death or "disability," the


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entire outstanding principal amount of this Note as of the date of such termination, as well as all interest on such principal that accrued prior to such date, shall be forgiven, and Borrower shall have no obligation to repay such principal amount or accrued interest under this Note. For purposes of this Note, "disability" shall mean shall mean a physical or mental incapacity as a result of which Borrower becomes unable to continue the proper performance of Borrower's duties for six consecutive calendar months or for shorter periods aggregating 180 business days in any 12 month period under any employment agreement which he has entered into with the Company, but only to the extent that such definition does not violate the Americans with Disabilities Act.

            Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind (except such notices as may be required under the Pledge Agreement), and agree that they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note or the Pledge Agreement. Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

            This Note shall inure to the benefit of the Company, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of Borrower. Each


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reference herein to powers or rights of the Company shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

            In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

            This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law..

            IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the day and year first written above.


                                             _______________________________
                                                    ANDREW J. SOBEL


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